BRIMER, HOBBS & PERRY                                                     [LOGO]
Certified Public Accountants                                               CPA
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An Association of Professional Corporations
4025 Woodland Park Blvd. o Suite 200 o Arlington, Texas 76013
817-795-1040 o Metro 817-265-8844 o Fax 817-861-1658

      November 7, 2005

      Killman, PC

      We hereby consent to the use of our audited financial statements dated May 25, 2005, for the year ended December 31, 2004.


      /s/ Brimer, Hobbs & Perry

      Brimer, Hobbs & Perry
      Arlington, TX